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                                                                       Exhibit 5


                                                                     6 June 2001


Tyco International Ltd.
The Zurich Centre
Second Floor
90 Pitts Bay Road
Pembroke HM 08
Bermuda


Ladies and Gentlemen:

RE:   POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON FORM S-3

We have acted as Bermuda counsel to Tyco International Ltd. (the "Company") in connection with the Registration Statement on Form S-3 (Registration No. 333-44106) filed on August 18, 2000, as amended September 15, 2000, and declared effective by the United States Securities and Exchange Commission on September 18, 2000 (the "Registration Statement"). The Registration Statement relates to the registration under the United States Securities Act of 1933, as amended, of an aggregate offering price of US$2,500,000,000 of the Company's (i) unsecured debt securities, (ii) preference shares, US$1.00 par value, which may be issued in the form of depositary shares evidenced by depositary receipts, and (iii) common shares, par value US$0.20 each, of the Company to be issued from time to time pursuant to Rule 415 under the United States Securities Act of 1933.

The Company sold to Lehman Brothers Inc. (the "Underwriter") 39,000,000 common shares of the Company, par value U.S.$0.20 per share (the "Firm Shares"), subject to the Underwriter's option to purchase up to an additional 5,247,787 common shares of the Company, par value U.S.$0.20 per share (the "Option Shares," and together with the Firm Shares, the "Shares") pursuant to the Registration Statement and in accordance with the terms of an underwriting agreement dated June 1, 2001 (the "Underwriting Agreement") by and between the Company and the Underwriter (the "Underwriter"). In connection with the issuance of the Shares, the Company prepared a prospectus supplement dated June 1, 2001, which provides the specific terms of the offering (the "Prospectus Supplement").

For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (the "Documents").

Unless otherwise defined herein, capitalised terms have the meanings assigned to them in the Schedule to this opinion.


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Tyco International Ltd.                       -2-



ASSUMPTIONS

In stating our opinion we have assumed:

(a) the authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original documents of all Documents submitted to us as certified, conformed, notarised or photostatic copies;

(b)   the genuineness of all signatures on the Documents;

(c) the authority, capacity and power of each of the persons signing the Documents which we have reviewed (other than the Directors or Officers of the Company);

(d) that any factual statements made in any of the Documents are true, accurate and complete;

(e) that the records which were the subject of the Company Search were complete and accurate at the time they were made and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Company Search been materially altered; and

(f) that the records which were the subject of the Litigation Search were complete and accurate at the time they were made and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Litigation Search been materially altered.

OPINION

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

(1) The Company is an exempted company incorporated with limited liability and existing under the laws of Bermuda. The Company possesses the capacity to sue and be sued in its own name and is in good standing under the laws of Bermuda.

(2) All necessary corporate action required to be taken by the Company in connection with the issue by the Company of the Shares pursuant to Bermuda law has been taken by or on behalf of the Company, and all necessary approvals of governmental authorities in Bermuda have been duly obtained for the issue by the Company of the Shares.

(3) When the Shares have been issued and delivered to and paid for by the Underwriter pursuant to and in accordance with the Resolutions and the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable shares in the capital of the Company.


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Tyco International Ltd.                       -3-



(4) There are no taxes, duties or other charges payable to or chargeable by the Government of Bermuda, or any authority or agency thereof in respect of the issue of the Shares.

RESERVATIONS

We have the following reservations:

(a) We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

(b) In paragraph (1) above, the term "good standing" means that the Company has neither failed to make any filing with any Bermuda governmental authority nor to pay any Bermuda government fee or tax, which might make it liable to be struck off the Registrar of Companies and thereby cease to exist under the laws of Bermuda.

(c) Any reference in this opinion to shares being "non-assessable" shall mean, in relation to fully paid shares of the Company and subject to any contrary provision in any agreement in writing between such company and the holder of such shares, that no shareholder shall be bound by an alteration to the Memorandum of Association or Bye-laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

DISCLOSURE

This opinion is addressed to you in connection with the filing by the Company of a Post-Effective Amendment to the Registration Statement with the United States Securities and Exchange Commission. We consent to the inclusion of this opinion as an exhibit to the Post-Effective Amendment.

This opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully,

/s/ Appleby Spurling & Kempe

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Tyco International Ltd.                       -4-



                                    SCHEDULE


1.    a copy of the Registration Statement;

2.    a copy of the Prospectus Supplement;

3.    a copy of the Underwriting Agreement;

4. a certified copy of an extract from the Minutes of the Meeting of the Board of Directors of the Company held on October 3, 2000 (the "Resolutions");

5. the entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at the office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search done on June 5, 2001 (the "Company Search");

6. the entries and filings shown in respect of the Company in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search done on June 5, 2001 (the "Litigation Search");

7. certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-laws of the Company incorporating all amendments to June 6, 2001 (collectively referred to as the "Constitutional Documents");

8. a Certificate of Compliance dated June 5, 2001, issued by the Ministry of Finance in respect of the Company;

9. a copy of the permissions dated 20 April 1999, 29 April 1999 and 11 June 1999 given by the Bermuda Monetary Authority under the Exchange Control Act (1972) and related regulations for the issue of common shares in the capital of the Company; and

10. an Officer's Certificate dated June 6, 2001 confirming the authorised and issued share capital of the Company.